Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-106701) of our report dated May 20, 2005, with respect to the financial statements and supplemental schedule of the Community Banks, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Buffamante Whipple Buttafaro PC
BUFFAMANTE WHIPPLE BUTTAFARO PC

Olean, New York
June 23, 2005